Wheels Up Announces Record Revenue for Fourth Quarter 2022
Leveraging strong foundation for future profitability and growth

NEW YORK – March 9, 2023 – Wheels Up Experience Inc. (NYSE:UP) today announced financial results for the fourth quarter, which ended December 31, 2022.
Fourth Quarter 2022 Highlights
•Revenue increased 18% year-over-year to $408 million
•Active Members increased 5% year-over-year to 12,661 in total
•Live Flight Legs decreased 5% year-over-year to 19,308 in total
•Net loss increased $162 million year-over-year, primarily driven by a non-cash impairment charge of $132 million, to $239 million
•Adjusted EBITDA improved by $3 million year-over-year to a loss of $44 million

“Wheels Up has a strong foundation of revenue backed by loyal customers who continue to spend at significant levels with us. Over the past decade, our team has proven that we can deliver robust growth with record revenue of $1.6 billion in 2022,” said Chairman and CEO Kenny Dichter. “With that strong base of business, our focus is now on delivering world-class service profitably.”

“Our strong top line and our iconic brand are huge advantages for us,” said CFO Todd Smith. “Our focus remains on executing to deliver substantial progress in 2023 to achieve positive Adjusted EBITDA in 2024.”

Recent Initiatives
•Announced $30 million of expected annualized cost savings from headcount reductions that are consistent with previously communicated path to positive Adjusted EBITDA in 2024.

•Introduced a global, integrated sales approach to better leverage the combined Wheels Up and Air Partner commercial teams and focus incremental demand on higher-margin segments of our product portfolio. In conjunction, the company announced that Mark Briffa will assume the role of Chief Commercial Officer.

•Advancing FAA Operating Certificate consolidation to improve the efficiency of our operations. Related to that initiative, the Company recently consolidated the Alante operation and sold the associated certificate.

•Expecting to open new, integrated Member Operations Center in Atlanta, Georgia at mid-year to drive improved customer communications and service.

Financial and Operating Highlights

	As of December 31,
	2022	2021	% Change
Active Members(1)	12,661	12,040	5%

	Three Months Ended December 31,
(In thousands, except percentages, Active Users, Live Flight Legs and Flight revenue per Live Flight Leg)	2022	2021	% Change
Active Users(1)	13,846	12,543	10%
Live Flight Legs(1)	19,308	20,296	(5)%
Flight revenue per Live Flight Leg	$14,178	$12,428	14%
Revenue	$408,257	$345,044	18%
Net loss	$(238,910)	$(76,608)	212%
Adjusted EBITDA(1)	$(43,705)	$(46,296)	6%

	Twelve Months Ended December 31,
(In thousands, except percentages)	2022	2021	% Change
Revenue	$1,579,760	$1,194,259	32%
Net loss	$(507,547)	$(197,230)	157%
Adjusted EBITDA(1)	$(185,251)	$(87,366)	(112)%
(1) For information regarding Wheels Up's use and definition of this measure see “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” sections herein.
For the fourth quarter:
•Active Members increased 5% year-over-year to 12,661 driven by new member sales and strong membership retention.
•Active Users increased 10% year-over-year to 13,846 primarily driven by the growth in Active Members and the acquisition of Air Partner.

•Live Flight Legs decreased by 5% year-over-year to 19,308 as a result of lower flight legs per member during the fourth quarter of 2022.

•Flight revenue per Live Flight Leg increased 14% year-over-year to $14,178, and up 19% year-over-year excluding Air Partner1, primarily as a result of our program changes, which included higher pricing and the introduction of a fuel surcharge.

•Revenue increased 18% year-over-year driven by higher flight revenue, aircraft sales and the acquisition of Air Partner.

•Net loss increased by $162.3 million year-over-year primarily as a result of non-cash goodwill impairment charges of $132.0 million in the fourth quarter of 2022, primarily driven by movements in the discount rate. In addition, operating expenses were higher, including higher technology spend, interest expense, and bad debt charges associated with certain historical receivables.

•Adjusted EBITDA loss of $43.7 million decreased $2.6 million year-over-year.

1 The growth of Flight revenue per Live Flight Leg excludes Air Partner Live Flight Legs and Flight revenue, which is reported on a net revenue basis. This metric is provided for comparison purposes to show the underlying performance of Wheels Up.

Webcast and Conference Call Information
A conference call with management will be held today at 10:00 am ET. To access a live webcast of the conference call and supporting presentation materials, please click on the Wheels Up investor site (www.wheelsup.com/investors). This earnings press release and any supporting materials will be available on the Company's investor relations website. We also provide announcements regarding the Company's financial performance, including U.S. Securities and Exchange Commission (the “SEC”) filings, investor events, press and earnings releases, and blogs, on the investor relations website.

About Wheels Up
Wheels Up is a leading provider of on-demand private aviation in the U.S. and one of the largest private aviation companies in the world. Wheels Up offers a complete global aviation solution with a large, modern and diverse fleet, backed by an uncompromising commitment to safety and service. Customers can access membership programs, charter, aircraft management services and whole aircraft sales — as well as unique commercial travel benefits through a strategic partnership with Delta Air Lines. The Wheels Up Services brands also offer freight, safety & security solutions and managed services to individuals, industry, government and civil organizations.

Wheels Up is guided by the mission to connect flyers to private aircraft—and one another—and deliver exceptional, personalized experiences. Powered by a global private aviation marketplace connecting its base of over 12,000 members and customers to a network of more than 1,500 safety-vetted and verified private aircraft, Wheels Up is widening the aperture of private travel for millions of consumers globally. With the Wheels Up mobile app, members and customers have the digital convenience to search, book and fly.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of the control of Wheels Up Experience Inc. (“Wheels Up”, or “we”, “us”, or “our”), that could cause actual results to differ materially from the results discussed in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Wheels Up regarding the future, including, without limitation, statements regarding: (i) the size, demands and growth potential of the markets for Wheels Up’s products and services and Wheels Up’s ability to serve those markets; (ii) the degree of market acceptance and adoption of Wheels Up’s products and services; (iii) Wheels Up’s ability to develop innovative products and services and compete with other companies engaged in the private aviation industry; (iv) Wheels Up’s ability to attract and retain customers; (v) the impact of Wheels Up’s cost reduction efforts on its business and results of operations, including the timing and magnitude of such expected reductions and any associated expenses; (vi) Wheels Up’s ability to maintain cost discipline and achieve positive Adjusted EBITDA pursuant to the schedule that it has announced; (vii) Wheels Up’s liquidity, future cash flows, acquisition activities, measures intended to increase Wheels Up’s operational efficiency and certain restrictions related to our debt obligations; and (viii) general economic and geopolitical conditions, including due to fluctuations in interest rates, inflation, foreign currencies, consumer and business spending decisions, and general levels of economic activity. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that statement is not forward-looking. Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in the Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC by Wheels Up on March 10, 2022, and in the Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed by Wheels Up with the SEC on November 9, 2022. In addition, these risks and uncertainties include, among other things, the risk that the restructuring costs and charges announced by the Company on March 1, 2023 may be greater than anticipated; the risk that the Company’s restructuring efforts may adversely affect the Company’s internal programs and the Company’s ability to recruit and retain skilled and motivated personnel, and may be distracting to employees and management; the risk that the
Company’s restructuring efforts may negatively impact the Company’s business operations and reputation with or ability to serve its members and/or customers and the risk that the Company’s restructuring efforts may not generate their intended benefits to the extent or as quickly as anticipated. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and Wheels Up undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise. Wheels Up’s filings with the SEC identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. We do not give any assurance that Wheels Up will achieve its expectations.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as Adjusted EBITDA, Adjusted Contribution, Adjusted Contribution Margin and Adjusted EBITDA Margin. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measures derived in accordance with GAAP. Reconciliations of non-GAAP financial measures to their most directly comparable GAAP counterparts are included in the “Reconciliations of Non-GAAP Financial Measures” section herein to this earnings press release. Wheels Up believes that these non-GAAP financial measures of financial results provide useful supplemental information to investors about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, Wheels Up’s non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP financial measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.

For more information on these non-GAAP financial measures, see the sections titled “Definitions of Key Operating Metrics and Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures” included at the end of this earnings press release.

Contacts
Investors:
ir@wheelsup.com

Media:
press@wheelsup.com

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$585,881	$784,574
Accounts receivable, net	112,383	79,403
Other receivables	5,524	8,061
Parts and supplies inventories, net	29,000	9,410
Aircraft inventory	24,826	—
Aircraft held for sale	8,952	18,101
Prepaid expenses	39,715	21,789
Other current assets	13,338	11,736
Total current assets	819,619	933,074
Property and equipment, net	394,559	317,836
Operating lease right-of-use assets	106,735	108,582
Goodwill	396,118	437,398
Intangible assets, net	141,765	146,959
Restricted cash	34,272	2,148
Other non-current assets	78,157	35,067
Total assets	$1,971,225	$1,981,064
LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$27,006	$—
Accounts payable	43,166	43,672
Accrued expenses	148,947	107,153
Deferred revenue, current	1,075,133	933,527
Operating lease liabilities, current	29,945	31,617
Intangible liabilities, current	2,000	2,000
Other current liabilities	18,023	17,068
Total current liabilities	1,344,220	1,135,037
Long-term debt, net	226,234	—
Deferred revenue, non-current	1,742	1,957
Operating lease liabilities, non-current	82,755	83,461
Warrant liability	751	10,268
Intangible liabilities, non-current	12,083	14,083
Other non-current liabilities	3,520	30
Total liabilities	1,671,305	1,244,836
Commitments and contingencies
Equity:
Class A common stock, $0.0001 par value; 2,500,000,000 authorized; 251,982,984 and 245,834,569 shares issued and outstanding as of December 31, 2022 and December 31, 2021, respectively	25	25
Additional paid-in capital	1,545,508	1,450,839
Accumulated deficit	(1,227,873)	(720,713)
Accumulated other comprehensive loss	(10,053)	—
Treasury stock, at cost, 2,644,415 and 0 shares, respectively	(7,687)	—
Total Wheels Up Experience Inc. stockholders’ equity	299,920	730,151
Non-controlling interests	—	6,077
Total equity	299,920	736,228
Total liabilities and equity	$1,971,225	$1,981,064

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$408,257	$345,044	$1,579,760	$1,194,259

Costs and expenses:
Cost of revenue	395,627	344,442	1,540,325	1,117,633
Technology and development	14,804	9,761	57,240	33,579
Sales and marketing	29,349	24,225	117,110	80,071
General and administrative	53,331	36,887	183,531	113,331
Depreciation and amortization	19,074	13,246	65,936	54,198
Gain on sale of aircraft held for sale	(425)	(1,275)	(4,375)	(1,275)
Impairment of goodwill	132,000	—	132,000	—
Total costs and expenses	643,760	427,286	2,091,767	1,397,537

Loss from operations	(235,503)	(82,242)	(512,007)	(203,278)

Other income (expense):
Change in fair value of warrant liability	1,251	5,680	9,516	17,951
Loss on extinguishment of debt	—	—	—	(2,379)
Interest income	2,058	28	3,670	53
Interest expense	(7,515)	(16)	(7,515)	(9,519)
Other expense, net	464	—	(1,041)	—
Total other income (expense)	(3,742)	5,692	4,630	6,106

Loss before income taxes	(239,245)	(76,550)	(507,377)	(197,172)

Income tax expense	335	(58)	(170)	(58)

Net loss	(238,910)	(76,608)	(507,547)	(197,230)
Less: net income (loss) attributable to non-controlling interests	—	(654)	(387)	(7,210)
Net loss attributable to Wheels Up Experience Inc.	$(238,910)	$(75,954)	$(507,160)	$(190,020)

Net loss per share of Class A common stock:
Basic	$(0.96)	$(0.31)	$(2.06)	$(0.93)
Diluted	$(0.96)	$(0.31)	$(2.06)	$(0.93)

Weighted-average shares of Class A common stock outstanding:
Basic	247,834,303	245,370,685	245,672,099	204,780,896
Diluted	247,834,303	245,370,685	245,672,099	204,780,896

WHEELS UP EXPERIENCE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2022	2021
OPERATING ACTIVITIES:
Net loss	$(507,547)	$(197,230)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	65,936	54,198
Amortization of deferred financing costs and debt discount	766	618
Equity-based compensation	88,979	49,673
Change in fair value of warrant liability	(9,517)	(17,951)
Provision for expected credit losses	8,129	3,264
Loss on extinguishment of debt	—	2,379
Gain on sale of aircraft held for sale	(4,375)	—
Impairment of goodwill	132,000	—
Other	1,576	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(23,946)	(21,923)
Other receivables	2,537	144
Parts and supplies inventories	(21,693)	(3,418)
Aircraft inventory	(29,470)	—
Prepaid expenses	(3,058)	(11,360)
Other non-current assets	(41,555)	(34,218)
Operating lease liabilities, net	(490)	(1,949)
Accounts payable	(9,702)	13,116
Accrued expenses	19,143	14,616
Deferred revenue	103,313	278,827
Other assets and liabilities	(1,715)	(2,296)
Net cash (used in) provided by operating activities	(230,689)	126,490

INVESTING ACTIVITIES:
Purchases of property and equipment	(83,559)	(15,234)
Acquisition of businesses, net of cash acquired	(75,093)	7,844
Purchases of aircraft held for sale	(40,105)	(31,669)
Proceeds from sale of aircraft held for sale, net	51,208	13,568
Capitalized software development costs	(27,693)	(13,179)
Net cash provided by (used in) investing activities	(175,242)	(38,670)

FINANCING ACTIVITIES:
Proceeds from stock option exercises	—	2,107
Purchase of shares for treasury	(7,687)	—
Proceeds from Business Combination and PIPE Investment	—	656,304
Transaction costs in connection with the Business Combination and PIPE Investment	—	(70,406)
Proceeds from long-term debt, net of discount	259,200	—
Repayments of long-term debt	—	(214,081)
Loans to employees	—	102
Payment of debt issuance costs	(6,727)	—
Net cash provided by (used in) financing activities	244,786	374,026

Effect of exchange rate changes on cash	(5,424)	—

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(166,569)	461,846
CASH, CASH EQUIVALENTS AND RESTRICTED CASH BEGINNING OF PERIOD	786,722	324,876
CASH, CASH EQUIVALENTS AND RESTRICTED CASH END OF PERIOD	$620,153	$786,722

CASH PAID DURING THE PERIOD FOR:
Interest	$—	$11,661

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration issued for business acquisition of Mountain Aviation, LLC	$—	$30,172
Assumption of warrant liability in Business Combination	$—	$28,219

Definitions of Key Operating Metrics and Non-GAAP Financial Measures
We report certain key financial measures that are not required by, or presented in accordance with, GAAP. These non-GAAP financial measures are an addition, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to any performance measures derived in accordance with GAAP. We believe that these non-GAAP financial measures of financial results provide useful supplemental information to investors, about Wheels Up. However, there are a number of limitations related to the use of these non-GAAP financial measures and their nearest GAAP equivalents, including that they exclude significant expenses that are required by GAAP to be recorded in Wheels Up’s financial measures. In addition, other companies may calculate non-GAAP financial measures differently, or may use other measures to calculate their financial performance, and therefore, our non-GAAP financial measures may not be directly comparable to similarly titled measures of other companies.
Definitions of Key Operating Metrics
Active Members. We define Active Members as the number of Connect, Core, and Business membership accounts that generated membership revenue in a given period and are active as of the end of the reporting period. We use Active Members to assess the adoption of our premium offerings which is a key factor in our penetration of the market in which we operate and a key driver of membership and flight revenue.
Active Users. We define Active Users as Active Members and jet card holders as of the reporting date plus unique non-member consumers who completed a revenue generating flight at least once in the given quarter and excludes wholesale flight activity. While a unique consumer can complete multiple revenue generating flights on our platform in a given period, that unique user is counted as only one Active User. We use Active Users to assess the adoption of our platform and frequency of transactions, which are key factors in our penetration of the market in which we operate and our growth in revenue.
Live Flight Legs. We define Live Flight Legs as the number of completed one-way revenue generating flight legs in a given period. The metric excludes empty repositioning legs and owner legs related to aircraft under management. We believe Live Flight Legs are a useful metric to measure the scale and usage of our platform, and our growth in flight revenue.
Definitions of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin. We calculate Adjusted Contribution as gross profit (loss) excluding depreciation and amortization and adjusted further for (i) equity-based compensation included in cost of revenue, (ii) acquisition and integration expense included in cost of revenue, (iii) restructuring expense in cost of revenue and (iv) other items included in cost of revenue that are not indicative of our ongoing operating performance. Adjusted Contribution Margin is calculated by dividing Adjusted Contribution by total revenue.
We include Adjusted Contribution and Adjusted Contribution Margin as supplemental measures for assessing operating performance. Adjusted Contribution and Adjusted Contribution Margin are used to understand our ability to achieve profitability over time through scale and leveraging costs. In addition, Adjusted Contribution and Adjusted Contribution Margin provides useful information for historical period-to-period comparisons of our business and to identify trends.
Adjusted EBITDA. We calculate Adjusted EBITDA as net income (loss) adjusted for (i) interest income (expense), (ii) income tax expense, (iii) depreciation and amortization, (iv) equity-based compensation expense, (v) acquisition and integration related expenses, (vi) public company readiness related expenses, (vii) restructuring charges, (viii) change in fair value of warrant liability, (ix) losses on the extinguishment of debt and (x) other items not indicative of our ongoing operating performance.
We include Adjusted EBITDA because it is a supplemental measure used by our management team for assessing operating performance. Adjusted EBITDA is used in conjunction with bonus program target achievement determinations, strategic internal planning, annual budgeting, allocating resources and making operating decisions. In addition, Adjusted EBITDA provides useful information for historical period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and variable amounts.

Reconciliations of Non-GAAP Financial Measures
Adjusted Contribution and Adjusted Contribution Margin
The following table reconciles Adjusted Contribution to gross profit (loss), which is the most directly comparable GAAP measure (in thousands, except percentages):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2022		2021	2022	2021
Revenue	$408,257		$345,044	$1,579,760	$1,194,259
Less: Cost of revenue	(395,627)	—	(344,442)	(1,540,325)	(1,117,633)
Less: Depreciation and amortization	(19,074)	—	(13,246)	(65,936)	(54,198)
Gross profit (loss)	$(6,444)		$(12,644)	$(26,501)	$22,428
Gross margin	(1.6)%		(3.7)%	(1.7)%	1.9%
Add back:
Depreciation and amortization	19,074		13,246	65,936	54,198
Equity-based compensation expense in cost of revenue	3,136		3,762	14,456	4,541
Acquisition and integration expense in cost of revenue	2,410		—	3,060	1,010
Restructuring expense in cost of revenue	34		—	34	—
Other(1)	961		—	961	—
Adjusted Contribution	$19,171		$4,364	$57,946	$82,177
Adjusted Contribution Margin	4.7%		1.3%	3.7%	6.9%
__________________
(1)Related to a one-time charge for certain aged inventory.

Adjusted EBITDA
The following table reconciles Adjusted EBITDA to net loss, which is the most directly comparable GAAP measure (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Net income (loss)	$(238,910)	$(76,608)	$(507,547)	$(197,230)
Add back (deduct)
Interest expense	7,515	16	7,515	9,519
Interest income	(2,058)	(28)	(3,670)	(53)
Income tax expense	(335)	58	170	58
Other expense, net	(464)	—	1,041	—
Depreciation and amortization	19,074	13,246	65,936	54,198
Equity-based compensation expense	23,140	19,005	88,979	49,673
Public company readiness expense(1)	—	—	—	3,298
Acquisition and integration expenses(2)	5,177	3,695	21,269	8,712
Restructuring charges(3)	4,215	—	10,380	—
Changes in fair value of warrant liability	(1,251)	(5,680)	(9,516)	(17,951)
Loss on extinguishment of debt	—	—	—	2,379
Corporate headquarters relocation expense	—	—	—	31
Impairment of goodwill	132,000	—	132,000	—
Other(4)	8,192	—	8,192	—
Adjusted EBITDA	$(43,705)	$(46,296)	$(185,251)	$(87,366)
__________________
(1)Includes costs primarily associated with compliance, updated systems and consulting in advance of transitioning to a public company.

(2)Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.
(3)During 2022, we recorded restructuring charges for employee separation programs following strategic business decisions.
(4)Related to a one-time charge for certain aged receivables and inventory.

The following tables reconcile Adjusted EBITDA to net loss, including the impact of reconciled items on individual income statement expense classifications (in thousands):

	Three Months Ended December 31, 2022
	GAAP as reported	Equity-based compensation expense	Acquisition and integration expense(1)	Restructuring(2)	Other(3)	Non-GAAP
Revenue	$408,257					$408,257

Costs and expenses:
Cost of revenue	395,627	(3,136)	(2,410)	(34)	(961)	389,086
Technology and development	14,804	(1,133)	—	(591)	—	13,080
Sales and marketing	29,349	(2,695)	—	(332)	—	26,322
General and administrative	53,331	(16,176)	(2,767)	(3,258)	(7,231)	23,899
Depreciation and amortization	19,074	—	—	—	—	19,074
Gain on sale of aircraft	(425)	—	—	—	—	(425)
Impairment of goodwill	132,000					132,000
Total costs and expenses:	643,760	(23,140)	(5,177)	(4,215)	(8,192)	603,036

Loss from operations	(235,503)	23,140	5,177	4,215	8,192	(194,779)

Other income (expense)
Change in fair value of warrant liability	1,251	—	—	—	—	1,251
Interest income	2,058	—	—	—	—	2,058
Interest expense	(7,515)	—	—	—	—	(7,515)
Other expense, net	464	—	—	—	—	464
Total other income (expense)	(3,742)	—	—	—	—	(3,742)

Income tax expense	335					335

Net loss	$(238,910)					(198,186)

Add back (deduct)
Depreciation and amortization						19,074
Impairment of goodwill						132,000
Change in fair value of warrant liability						(1,251)
Interest income						(2,058)
Interest expense						7,515
Other expense, net						(464)
Income tax expense						(335)
Adjusted EBITDA						$(43,705)
__________________
(1)Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.
(2)During 2022, we recorded restructuring charges for employee separation programs following strategic business decisions.
(3)Related to a one-time charge for certain aged receivables and inventory.

	Three Months Ended December 31, 2021
	GAAP as reported	Equity-based compensation expense	Acquisition and integration expense(1)	Non-GAAP
Revenue	$345,044	$—	$—	$345,044

Costs and expenses:
Cost of revenue	344,442	(3,762)	—	340,680
Technology and development	9,761	(534)	—	9,227
Sales and marketing	24,225	(2,284)	—	21,941
General and administrative	36,887	(12,425)	(3,695)	20,767
Depreciation and amortization	13,246	—	—	13,246
Gain on sale of aircraft	(1,275)	—	—	(1,275)
Total costs and expenses:	427,286	(19,005)	(3,695)	404,586

Loss from operations	(82,242)	19,005	3,695	(59,542)

Other (expense) income
Change in fair value of warrant liability	5,680	—	—	5,680
Interest income	28	—	—	28
Interest expense	(16)	—	—	(16)
Total other income	5,692	—	—	5,692

Income tax expense	$(58)			(58)

Net loss	$(76,608)			(53,908)

Add back (deduct)
Depreciation and amortization				13,246
Change in fair value of warrant liability				(5,680)
Interest income				(28)
Interest expense				16
Income tax expense				58
Adjusted EBITDA				$(46,296)
__________________
(1)Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.

	Twelve Months Ended December 31, 2022
	GAAP as reported	Equity-based compensation expense		Acquisition and integration expense(1)	Restructuring charges(2)	Other(3)	Non-GAAP
Revenue	$1,579,760						$1,579,760

Costs and expenses:
Cost of revenue	1,540,325	(14,456)		(3,060)	(34)	(961)	1,521,814
Technology and development	57,240	(3,180)			(591)		53,469
Sales and marketing	117,110	(11,009)			(332)		105,769
General and administrative	183,531	(60,334)		(18,209)	(9,423)	(7,231)	88,334
Depreciation and amortization	65,936						65,936
Gain on sale of aircraft	(4,375)						(4,375)
Impairment of goodwill	132,000						132,000
Total costs and expenses:	2,091,767	(88,979)	(88,979)	(21,269)	(10,380)	(8,192)	1,873,968

Loss from operations	(512,007)	88,979		21,269	10,380	8,192	(383,187)

Other (expense) income
Change in fair value of warrant liability	9,516	—		—	—	—	9,516
Interest income	3,670	—		—	—	—	3,670
Interest expense	(7,515)	—		—	—	—	(7,515)
Other expense, net	(1,041)	—		—	—	—	(1,041)
Total other expense	4,630	—		—	—	—	4,630

Income tax expense	(170)						(170)

Net loss	$(507,547)						(378,727)

Add back (deduct)
Depreciation and amortization							65,936
Impairment of goodwill							132,000
Change in fair value of warrant liability							(9,516)
Interest income							(3,670)
Interest expense							7,515
Other expense, net							1,041
Income tax expense							170
Adjusted EBITDA							$(185,251)
__________________
(1)Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.
(2)During 2022, we recorded restructuring charges for employee separation programs following strategic business decisions.
(3)Related to a one-time charge for certain aged receivables and inventory.

	Twelve Months Ended December 31, 2021
	GAAP as reported	Equity-based compensation expense	Public company readiness expense(1)	Acquisition and integration expense(2)	Corporate headquarters relocation expense	Non-GAAP
Revenue	$1,194,259	—	—	—	—	$1,194,259

Costs and expenses:
Cost of revenue	1,117,633	(4,541)	—	(1,010)	—	1,112,082
Technology and development	33,579	(1,340)	—	—	—	32,239
Sales and marketing	80,071	(5,185)	(781)	—	—	74,105
General and administrative	113,331	(38,607)	(2,517)	(7,702)	(31)	64,474
Depreciation and amortization	54,198	—	—	—	—	54,198
Gain on sale of aircraft	(1,275)	—	—	—	—	(1,275)
Total costs and expenses:	1,397,537	(49,673)	(3,298)	(8,712)	(31)	1,335,823

Loss from operations	(203,278)	49,673	3,298	8,712	31	(141,564)

Other (expense) income
Loss on extinguishment of debt	(2,379)	—	—	—	—	(2,379)
Change in fair value of warrant liability	17,951	—	—	—	—	17,951
Interest income	53	—	—	—	—	53
Interest expense	(9,519)	—	—	—	—	(9,519)
Total other income	6,106	—	—	—	—	6,106

Income tax expense	$(58)					(58)

Net loss	$(197,230)					(135,516)

Add back (deduct)
Depreciation and amortization						54,198
Loss on extinguishment of debt						2,379
Change in fair value of warrant liability						(17,951)
Interest income						(53)
Interest expense						9,519
Income tax expense						58
Adjusted EBITDA						$(87,366)
__________________
(1)Includes costs primarily associated with compliance, updated systems and consulting in advance of transitioning to a public company.
(2)Consists mainly of system conversions, merging of operating certificates, re-branding costs and fees paid to external advisors in connection with strategic transactions.

Supplemental Revenue Information

(In thousands, except percentages)	Three Months Ended December 31,		Change in
	2022	2021	$	%
Flight	$273,743	$252,230	$21,513	9%
Membership	23,056	20,448	2,608	13%
Aircraft management	61,846	66,425	(4,579)	(7)%
Other	49,612	5,941	43,671	735%
Total	$408,257	$345,044	$63,213	18%

(In thousands, except percentages)	Twelve Months Ended December 31,		Change in
	2022	2021	$	%
Flight	$1,073,094	$873,724	$199,370	23%
Membership	90,132	69,592	20,540	30%
Aircraft management	242,032	225,265	16,767	7%
Other	174,502	25,678	148,824	580%
Total	$1,579,760	$1,194,259	$385,501	32%